Exhibit 99.1

Frontier Communications

401 Merritt 7

Norwalk, CT 06851

203.614.5600

www.frontier.com

Frontier Communications Names R. Perley McBride as Executive Vice President and Chief Financial Officer

NORWALK, Conn., September 12, 2016 – Frontier Communications Corporation (NASDAQ: FTR) today announced that R. Perley McBride will join the Company on September 12, 2016, and will become Executive Vice President and Chief Financial Officer following a transition period. Mr. McBride will succeed John Jureller, who is stepping down to pursue other opportunities.

Mr. McBride has over two decades of experience in financial roles in the communications industry, including more than a decade at Frontier earlier in his career, and was most recently CFO at Cable & Wireless Communications Plc.

Dan McCarthy, Frontier’s President and CEO, said, “We are very pleased to welcome Perley back to Frontier. Perley is a highly respected finance leader in the communications industry and has unique insight into our business as a result of his prior roles here. He has a successful track record of allocating capital to drive shareholder value, increasing efficiency, improving margins, and executing on strategic plans. Perley will play an integral part in attaining the financial targets we have set for Frontier, including achieving Adjusted Free Cash Flow in the range of $825 million to $900 million in 2016, Adjusted EBITDA in excess of $4 billion in 2017, as well as our expense synergy target of at least $1.25 billion.”

Mr. McBride said, “I am very excited to be rejoining Frontier at such a pivotal time in the Company’s history. Frontier has tremendous future opportunities and I look forward to being a part of Dan’s team as we seek to grow the business and achieve the substantial synergies and efficiencies made possible by Frontier’s substantially-increased scale.”

Mr. McCarthy added, “I would like to thank John Jureller for his many contributions during his four years with Frontier, a period that included two major acquisitions that more than doubled our size. I am pleased that John will stay on to ensure a seamless handoff, and we wish him well in his future endeavors.”

R. Perley McBride Biography

Prior to joining Frontier, Perley McBride was the Chief Financial Officer of Cable & Wireless Communications Plc until its May 2016 acquisition by Liberty Global plc. Previously, Mr. McBride served as Chief Financial Officer at Leap Wireless International, which operated the Cricket Communications mobile brand, from December 2012 through May 2014 and was part of the Executive team that led the business through its acquisition by AT&T Inc. Prior to Leap

Wireless, he served as Executive Vice President of Finance at The Weather Company, owner of The Weather Channel among other assets, between 2010 and 2012, where he was instrumental in achieving sustained EBITDA growth and reducing leverage by two turns. He served in several senior financial management roles at Frontier between 1999 and 2010, and also between 1994 and 1997. During that period, he created a culture of expense discipline that enabled Frontier to achieve a consistent track record of sustaining industry-leading margins. He also worked in the finance department at Sprint Corporation early in his career. He holds a Bachelor of Science degree from Mount Allison University in Canada and has an MBA from the University of Houston.

About Frontier Communications

Frontier Communications Corporation is a leader in providing communications services to urban, suburban, and rural communities in 29 states. Frontier offers a variety of services to residential customers over its fiber-optic and copper networks, including video, high-speed internet, advanced voice, and Frontier Secure® digital protection solutions. Frontier Business Edge™ offers communications solutions to small, medium, and enterprise businesses. Frontier’s approximately 30,300 employees are based entirely in the United States. More information about Frontier is available at www.frontier.com.

Forward-Looking Statements

This document contains “forward-looking statements,” related to future, not past, events. Forward-looking statements address our expected future business and financial performance and financial condition, and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: risks related to the acquisition of properties from Verizon, including our ability to successfully operate the acquired business, our ability to realize anticipated cost savings, our ability to enter into or obtain, or delays in entering into or obtaining, agreements and consents necessary to operate the acquired business as planned, on terms acceptable to us, and increased expenses incurred due to activities related to the transaction; our ability to meet our debt and debt service obligations; competition from cable, wireless and wireline carriers and satellite companies and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; reductions in revenue from our voice customers that we cannot offset with increases in revenue from broadband and video subscribers and sales of other products and services; our ability to maintain relationships with customers, employees or suppliers; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings; the effects of changes in accounting policies or practices, including potential future impairment charges with respect to our intangible assets; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity, which may affect payment of dividends on our common and preferred shares; the effects of changes in both general and local economic conditions on the markets that we serve; the effects of increased medical expenses and pension and postemployment expenses; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; our ability to successfully renegotiate union contracts; changes in pension plan assumptions, interest rates, regulatory rules and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2016 and beyond; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the ability, or increase the cost, of financing to us; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; the effects of severe weather events or other natural or man-made disasters, which may increase our operating expenses or adversely impact customer revenue; the impact of potential information technology or data security breaches or other disruptions; and the other factors that are described in our filings with the U.S. Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update or revise these forward-looking statements.

Contact:

Investors:

Luke Szymczak, 203-614-5044

Vice President, Investor Relations

luke.szymczak@ftr.com

or

Media:

Peter DePasquale, 203-614-5097

Vice President, Corporate Communications

peter.depasquale@ftr.com